Exhibit 10.5

EXECUTION COPY

IT APPLICATION AND DATABASE AGREEMENT

THIS IT APPLICATION AND DATABASE AGREEMENT (the “Agreement”) is made on                     , 2009, between AOL INC., a Delaware Corporation (“AOL”) and Time Warner Inc., a Delaware corporation (“Time Warner”).

WHERAS, Each party has developed information technology applications that are used by the other party, and/or its respective affiliates and subsidiaries, or in other cases used by the corporate parent for the benefit of the company as a whole, and as more fully described in Exhibit A attached hereto and made a part hereof (the “Homegrown Applications”);

WHEREAS, Time Warner licenses information technology applications from third parties that are in some cases used by Time Warner affiliates (including AOL) directly, or in other cases used by the corporate parent for the benefit of the company as a whole, and as more fully described in Exhibit B attached hereto and made a part hereof (the “Third Party Applications” and together with the Homegrown Applications, the “Applications”);

WHEREAS, Time Warner provides access to AOL to one certain specified Time Warner network application (the “TW Network Application”) as more fully described in Exhibit C;

WHEREAS, certain of the Applications and/or TW Network Applications contain a database component (each, a “Database”) that contains information about AOL and its operations, as more fully described in Exhibit D;

WHEREAS, the board of directors of Time Warner have determined that it is in the best interest of Time Warner and its shareholders to distribute its entire interest in AOL to its shareholders of Time Warner common stock, by way of various corporate transactions (the “Separation”) pursuant to the Separation and Distribution Agreement (“SDA”).

WHEREAS, in contemplation of the Separation, AOL and Time Warner have agreed to transition certain Applications and Databases or extracts thereof and to provide post-Separation access to two certain TW Network Applications.

NOW, THEREFORE, the parties agree as follows:

1. Homegrown Applications.

(a)    Within five (5) days of the execution of this Agreement, each party shall promptly deliver to the other copies of the Homegrown Applications (which definition shall include any proprietary modules or components owned by a party that relate to any Third Party Applications) used by or for the benefit of the other party and/or its affiliates and subsidiaries, including both object code and source code.    Each party hereby grants to the other party, its permitted assignees, and its and its permitted assignees’ current and future Affiliates and Subsidiaries (as defined in the SDA) a worldwide, non-exclusive, irrevocable and perpetual, fully paid-up license to exercise all intellectual property rights in, to and under all such Homegrown Applications (including their object and source code) and the documentation in Section 1(b), which for the purposes of clarity shall include the right to use, distribute, copy, store, save and make derivative works of the Homegrown Applications and documentation. Each party shall be responsible for procuring any third-party licenses required in order to use the Homegrown Applications of the other party, all of which are set forth in Exhibit E hereto. The license rights granted under this section extend to and may be exercised by a party’s third party contractors and consultants acting on its behalf. This section shall survive any termination or expiration of this Agreement.

(b) To the extent that documentation exists with respect to any Homegrown Application, each party shall provide a copy of such documentation to the other party. Neither party shall be obligated to create documentation for the other party.

(c) The parties agree that Section 2.04 of the SDA (Disclaimer of Representations and Warranties) shall apply to the Homegrown Applications and corresponding documentation provided under this Agreement, and consistent with the foregoing and without limiting the same, each party disclaims all warranties, express or implied, with respect to the Homegrown Applications and documentation, including, without limitation, warranties of merchantability, non-infringement, accuracy, completeness and fitness for a particular purpose.

2. Databases. Time Warner will promptly provide AOL with all Databases or provide an extract of all applicable data from a Database (each, a “Data Transfer”) and deliver the same to AOL in accordance with the time frames stated in Exhibit D, then:

(a) AOL shall be responsible for any of its own costs associated with any Data Transfer;

(b) as necessary, AOL shall contract with third-party vendors acceptable to Time Warner to provide services to enable the Data Transfer, provided that AOL shall cause any third-party vendor to provide Time Warner with the opportunity to review and approve the deliverable associated with the Data Transfer prior to delivery to AOL. For the avoidance of doubt, any such review will be limited to that necessary to ensure the deliverable associated with the Data Transfer does not include non-AOL data or otherwise include data not intended or agreed by the parties to be transferred to AOL. Time Warner will conduct its review promptly and shall provide its approval no later than five (5) business days after the date the deliverable is ready for delivery to AOL.

(c) any third-party vendors retained by AOL shall sign a Non-Disclosure Agreement or agree to be bound by confidentiality terms which are no less restrictive than those terms ordinarily entered into between AOL and its third party vendors prior to Time Warner providing any Database;

(d) AOL acknowledges and agrees that all information and data included in any Data Transfer is provided to AOL on an “as is” basis and Time Warner disclaims all warranties, express or implied, with respect to the information and data provided, including, without limitation, warranties of merchantability, non-infringement, accuracy, completeness and fitness for a particular purpose; and

(e) In the event that, after a Data Transfer, either party discovers information that should have or should not have been included in such Data Transfer, the party shall immediately notify the other party and such other party shall use reasonable best efforts to promptly return or destroy such information at the other party’s direction.

3. Access to Network Applications.

(a) From and after the Distribution Date, to the extent permitted by Time Warner’s license for the relevant applications, Time Warner shall continue to provide access to AOL to the two TW Network Applications set forth in Exhibit C to this Agreement.

(b) To the extent that documentation exists with respect to any TW Network Application, Time Warner shall provide a copy of such documentation to AOL. Time Warner shall not be obligated to create documentation for AOL.

(c) The parties agree that Section 2.04 of the SDA (Disclaimer of Representations and Warranties) shall apply to the TW Network Applications and corresponding documentation provided under this Agreement, and consistent with the forgoing and without limiting the same, each party disclaims all warranties, express or implied, with respect to the TW Network Applications and documentation, including, without limitation, warranties of merchantability, non-infringement, accuracy, completeness and fitness for a particular purpose.

4. Term. This Agreement shall commence on the date hereof and remain in effect until May 31, 2010, provided that any provisions with respect to a particular service or third-party agreement herein shall expire in accordance with their terms.

5. Support: Time Warner agrees to provide reasonably necessary assistance to AOL post Separation in order for AOL to install and implement certain of the Homegrown Applications (as indicated in Exhibit A) and Databases and/or Data Extracts identified in Exhibit D, which assistance shall not exceed one hundred (100) hours in the aggregate and shall not extend past sixty (60) days from the latest of (i) the date such Homegrown Application or Database/Data Extract is installed at AOL, (ii) the date of the last data import into the application or Database/Data Extract or (iii) the Distribution Date, as defined in the SDA (the “Distribution Date.”). The parties agree that support shall not apply to any Databases and/or Data Extracts that have been completed prior to separation (as evidenced by a written sign off or other acknowledgement by both parties). Except as set forth above or in an applicable Exhibit, neither party shall be obligated to provide any ongoing maintenance and/or support, including updates, upgrades, routine maintenance or future documentation for any Homegrown Applications.

6. Indemnification and Limitation of Liability. Each party shall indemnify and hold harmless the other party and its employees, agents, affiliates, officers, directors, stockholders, successors and assigns from and against all third-party claims, obligations, fines, liens, penalties, actions, damages, liabilities, costs, charges and expenses of whatever nature (including reasonable attorneys’ fees) arising from or related to (i) its use of any information or data contained in a Database or Data Transfer, (ii) its performance of this Agreement and (iii) it’s failure to obtain any third-party licenses required to run the Homegrown Applications or Third Party Applications or to house any Database. Notwithstanding anything to the contrary, except with respect to its indemnification obligations, each party’s liability to the other for any claim, cause of action or event arising out of this Agreement shall not exceed $500,000 in the aggregate, and neither party shall be liable to the other for any incidental, consequential, punitive, special or other similar damages. This Section 7 shall expressly survive the termination or expiration of this Agreement.

7. Miscellaneous.

(a) This Agreement shall be governed in accordance with the laws of the State of New York, without regard to the conflicts of law or choice of law principles thereof. The parties agree that any cause of action arising from or in relation to this Agreement shall be brought exclusively in the state and federal courts located within New York County.

(b) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

(c) Neither party shall assign, delegate or transfer this Agreement or any right, interest or benefit under this Agreement, or allow this Agreement to be assumed by, any third party without the prior written consent of the other party and any such assignment, delegation, transfer or assumption without such prior consent shall be wholly void and invalid. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

(d) This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions and agreements.

(e) The parties agree that, in the event of a conflict between the terms of this Agreement and the SDA, the terms of this Agreement shall govern.

(f) Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating a relationship of principal and agent, partnership or joint venture between the parties

(g) Each party hereby acknowledges that confidential information of such party may be exposed to employees and agents of the other party as a result of the activities contemplated by this Agreement. Each party agrees that such party’s obligation to use and keep confidential the information of the other party shall be governed by the SDA.

(h) Except as otherwise expressly provided herein, the provisions of this Agreement are solely for the benefit of the parties and are not intended to confer upon any person except the parties any rights or remedies hereunder.

(i) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, Time Warner and AOL shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

(j) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. By an instrument in writing AOL, on the one hand, or TWX, on the other hand, may waive compliance by the other with any term or provision of this Agreement that such other party, was or is obligated to comply with or perform. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of either party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first written above.

AOL INC.

By:
Name:
Title:

TIME WARNER INC.

By:
Name:
Title:

Exhibit A

Homegrown Applications

Time Warner Supplied Homegrown Applications

1.	Markit*

2.	Domain Tracker*

3.	Ethics Incident Tracking System

4.	Audit Tracking and Planning

*	Notwithstanding Paragraph 1(d) of the Agreement, TW agrees to provide to AOL the next version of the Markit application, which is an integrated version of both Domain Tracker and Markit, once the integrated version is completed. Except as may be otherwise agreed by the parties in writing, TW will provide such version to AOL no later than fifteen (15) days after the integrated version is placed into production at TW. Section 1(d) of the Agreement shall apply to Markit, Domain Tracker and the integrated version thereof, but not to the Ethics Incident Tracking System or the Audit Tracking and Planning.

AOL Supplied Homegrown Applications

1.	PCHAD (“Passive Client Header Anomaly Detection”) Security Module

Exhibit B

Third Party Applications

AOL is receiving a data extract from each of the following Third Party Applications currently utilized at Time Warner Corporate:

1.	Teammate

2.	Brassring

3.	Webdocumentz

4.	eRooms

5.	Ariba

6.	OneWorld

Exhibit C

Access to TW Network Applications

Name of Application	Number of Users	Period of Access
Khalix (network) – to be accessed through VPN	Only those AOL employees with user name and password for login to application that was assigned prior to the Distribution Date and whose names were provided to Time Warner prior to the Separation	Distribution Date through January 31, 2010
OneWorld	Only those AOL employees with user name and password for login to application that was assigned prior to the Distribution Date and whose names were provided to Time Warner prior to the Separation ☐	Distribution Date through January 31, 2010

Exhibit D

Databases/Data Extracts

Time Warner is providing data to AOL from the following applications, in the form of databases or data files, where dictated by business need:

Markit

Domain Tracker

Human Resources Data Central (HRDC)

Ethics Incident Tracking System (EITS)

Audit Tracking and Planning (APT)

IA Portal

Teammate

Brassring

Webdocumentz

eRooms

Ariba

OneWorld

RMIS

Claims Tracking

TWICCER

The Databases/Data Extracts identified in this Exhibit shall, unless otherwise agreed to by the parties, be provided no later than five (5) days after the Distribution Date.

Exhibit E

Third Party Applications Underlying Homegrown Applications

[[This Exhibit E shall identify all third party licenses necessary to use the Homegrown Applications, including any third party code incorporated into the Homegrown Applications, a list of third party applications required for the Homegrown Applications to operate, and any licenses resolving any IP infringement claims or litigation.]]

Tools supporting the Development and/or Deployment of Time Warner Supplied Homegrown Applications

Development Tools:

1. MS Visual Studio 2005

2. MS SQL Server Management Studio

3. Infragistics 7.1

4. AJAX Tool kit

Deployment Tools:

1. MS SQL Server 2005

2. Windows 2003 32 bit

3. .NET framework 2.0

4. AJAX Tool kit

5. Infragistics 7.1

6. Crystal 10.2

7. Crystal 10.2 hotfix

Italicized tools above are freeware or are run-time applications that do not require a license, but are the intellectual property of the original developer.

Tools supporting the Development and/or Deployment of AOL Supplied Homegrown Applications

1.	PCHAD (**Client Header Anomaly Detection) Security Module Description: PCHAD has two open source libraries (statically linked, compiled), LIBPCAP, licensed pursuant to BSD License, and LIBNIDS, licensed pursuant to the GNU General Public License. Linux OS.